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                                     [LETTERHEAD]



                                   October 20, 1997



Telephone and Data Systems, Inc.
30 North LaSalle Street
Chicago, Illinois  60602

    RE: Registration of $400,000,000 in Securities of Telephone and Data Systems, Inc.

Ladies and Gentlemen:

    We have acted as special counsel to Telephone and Data Systems, Inc., an Iowa corporation ("the Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company and the Trusts (as defined below) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration and offering from time to time of up to $400,000,000 of Trust Originated Preferred Securities (the "Preferred Securities") of TDS Capital I, TDS Capital II and TDS Capital III, each a Delaware business trust (collectively, the "Trusts") and of up to $400,000 aggregate principal amount of Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") in amounts, at prices and on terms to be determined at the time of the offerings. The Registration Statement also relates to guarantees by the Company of the Preferred Securities of the Trusts pursuant to guarantee agreements to be entered into by the Company with each Trust (the "Guarantees"). The Debentures will be issued in one or more series pursuant to an Indenture (the "Indenture") between the Company and The First


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Telephone and Data Systems, Inc.
October 20, 1997
Page 2

National Bank of Chicago as Trustee in the form incorporated as an exhibit to the Registration Statement. The Company will own all of the common securities (the "Common Securities") of the Trusts. The Trusts will invest the proceeds from the issuance of the Preferred Securities and the Common Securities in an equivalent amount of the Debentures.

    In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

    Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, it is our opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

2. All requisite action necessary for the due execution and delivery of the Guarantees will have been taken when the Board of Directors of the Company, or a committee or officer duly authorized thereby, shall have taken such action as may be necessary to fix and determine the terms of the Guarantees and the Guarantees shall have been duly executed and delivered.

3. All requisite action necessary for the due execution and delivery of the Debentures will have been taken when the Board of Directors of the Company, or a committee or officer duly authorized thereby, shall have taken such action as may be necessary to fix and determine the terms of the Debentures, the Indenture shall have been duly executed and delivered, and the Debentures shall have been authenticated and issued in accordance with the terms of the Indenture and the applicable supplemental indenture and delivered in exchange for the proceeds from the Preferred Securities and the Common Securities as described in the Underwriting Agreement (as defined in the Registration Statement).


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Telephone and Data Systems, Inc.
October 20, 1997
Page 3

    We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the securities to be registered pursuant to the Registration Statement. Without limiting the generality of the foregoing, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

    This opinion is limited to the laws of the State of Iowa and of the United States of America to the extent applicable.

    We hereby consent to the inclusion of this opinion as Exhibit 5.3 to the Registration Statement and to all references to this law firm in the Registration Statement or the Prospectus included therein. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                             Respectfully submitted,

                             NYEMASTER, GOODE, VOIGTS, WEST,
                                HANSELL & O'BRIEN, P.C.



                             By /s/ G. R. Neumann
                                ------------------------------
                                 G. R. Neumann


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